UNITED STATES

SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

         [  ]      Preliminary Information Statement

         [  ]      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

         [X]      Definitive Information Statement

TACTICAL AIR DEFENSE SERVICES, INC.

---------------------------------

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)

Title of each class of securities to which transaction applies:     N/A

         (2)

Aggregate number of securities to which transaction applies:       N/A

         (3)

Per unit price or other underlying value of transaction computed pursuant to Exchange

Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how was determined): N/A

         (4)

Proposed maximum aggregate value of transaction: N/A

         (5)

Total fee paid: N/A

[  ] Fee paid previously by written preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the

      Form of Schedule and the date of its filing.

         (1) Amount Previously Paid: $0

         (2) Form, Schedule or Registration Statement No.: N/A

         (3) Filing Party: N/A

         (4) Date Filed: N/A

TACTICAL AIR DEFENSE SERVICES, INC

1550 Ostler Court

North Vancouver, B.C. Canada V7G 2P1

-----------------------------

SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended

--------------------------------

NO VOTE OR OTHER ACTION OF STOCKHOLDERS IS REQUIRED

IN CONNECTION WITH THIS INFORMATION STATEMENT.

We are sending this Information Statement to all common stockholders of record of Tactical Air Defense Services, Inc. (the "Company"), as of May 22, 2006.  The purpose of this Information Statement is to notify the Company’s stockholders that, pursuant to written consent in lieu of a meeting,  stockholders holding a majority of our outstanding shares of common stock have authorized the amendment of our Articles of Incorporation (the “Amendment”) so as to increase our authorized capital from 100,000,000 shares of common stock, par value $.001 per share only, to 350,000,000 shares, par value $.001 per share, of which 300,000,000 shares are common stock and the remaining 50,000,000 shares are a newly created class of “blank check” preferred stock.  The Amendment authorizes the board of directors (the “Board”) to issue one or more series of the  preferred stock  with  such   designations, rights, preferences, limitations, privileges  and/or restrictions as it should determine by vote of a majority of such directors. The Company currently has no commitments or plans for the issuance of any shares of preferred or common stock.

The foregoing actions have been approved by the Board by written consent and by stockholders by written consent of the holders of not less than the minimum number of votes that would be necessary to authorize the foregoing actions at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. Therefore, you are not required to take any action and the Board is not soliciting your proxy in connection with the adoption of these resolutions.  Additionally, stockholders do not have any dissenter’s rights of appraisal.

You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

The Information Statement is being mailed on or about June 15, 2006 to stockholders of record as of May 22, 2006 (the "Record Date"), the record date selected by our Board for purposes of determining our stockholders entitled to notice of the corporate actions.  The corporate actions will not become effective before the date which is twenty (20) days after this definitive Information Statement is first mailed to stockholders.

Our principal executive offices are located at 1550 Ostler Court N. Vancouver, B.C. Canada V7G 2P1 and our telephone number is (604) 924-8000.

June 12, 2006

By Order of the Board of Directors,

/s/ Derick Sinclair

Derick Sinclair

Corporate Secretary

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

AMENDMENT TO ARTICLES OF INCORPORATION

Requirements for Amendment

Currently, the Company has only one class of stock authorized, the common stock. Therefore, under the Nevada Revised Statutes (the “NRS”),  approval of the Certificate of Amendment to the Articles of Incorporation requires the affirmative vote of the holders of shares having a majority of the voting power of the outstanding common stock voting together.

Section 78.320 of the NRS provides that, unless the Articles of Incorporation provides otherwise, stockholders of the Company may take action without a meeting of stockholders, and without prior notice, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting.  Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of requisite number of shares of voting stock are executed and delivered to the Company.

As of May 22, 2006,  the Record Date, there were 3,925,855 shares of common stock issued and outstanding all of which were entitled to vote on the Amendment.  In accordance with the NRS, the Company has obtained the affirmative votes of holders of  approximately 62% of our shares of common stock,  to adopt the Amendment, said shares constituting  a majority of the outstanding common stock. As a result, no vote or proxy is required by the stockholders to approve the adoption of the Amendment.

Pursuant to Rule 14c-2 under the Exchange Act, the Amendment cannot take effect until twenty (20) calendar days after an Information Statement is sent to the stockholders. The Amendment will become effective upon its filing with the Secretary of State of the State of Nevada, which is anticipated to be on or about July 5, 2006, or at least twenty (20) calendar days after the mailing of this Information Statement.

Purpose for Amendment

The principal purpose of the Amendment increasing our authorized common stock and authorizing the Board to designate the preferences of, and issue preferred stock, is to make available additional shares of our capital stock if our Board determines that it is necessary or appropriate to permit future stock dividends or stock splits or to issue additional shares to raise additional capital through the sale of securities, to acquire one or more other companies or their  businesses or assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees, officers, or directors or to pursue other matters. The increase in our authorized capital and creation of a blank check preferred stock will not have any immediate effect on the rights of our existing stockholders.

 To the extent that additional authorized shares are issued in the future, they may decrease our existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing stockholders. The holders of our common stock have no preemptive rights.  The increase in our authorized capital and creation of a blank check preferred stock will not have any immediate effect on the rights of our existing stockholders.

We currently have no plans to issue the additional authorized shares. In addition, we continue to explore possible acquisition transactions, some of which could involve the issuance of additional shares from time to time and/or the incurring of additional indebtedness in order to consummate such transactions.  In addition, the Company may issue additional shares from time to time to its consultants or employees as compensation for services performed for the Company.

The increase in the number of authorized shares, the creation of blank check preferred stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the Company without further action by our stockholders. Shares of authorized and unissued common stock and preferred stock could (within the limits imposed by applicable law and stock exchange policies) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely. For example, such shares could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. Any such issuance of additional stock could have the effect of diluting our earnings per share and book value per share of outstanding shares of our common stock or the stock ownership and voting rights of a person seeking to obtain control of the Company.

We will accomplish the increase in our authorized common stock and the authorization of the blank check preferred stock by filing a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State on or about July 5, 2006. The form of the Certificate of Amendment to our Articles of Incorporation is attached hereto as Appendix A.

RIGHTS ASSOCIATED WITH SECURITIES

The following summarizes the rights of holders of our common stock before and after the filing of the Amendment:

•

Each holder of shares of common stock is entitled to one vote per share on all matters to be voted on by our stockholders generally, including the election of directors;

•

There are no cumulative voting rights;

•

The holders of our common stock are entitled to dividends and other distributions as may be declared from time to time by the Board out of funds legally available for that purpose, if any, subject to any dividend rights of the preferred stock, if any;

•

Upon our liquidation, dissolution or winding up, the holders of shares of common stock will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction  of all our liabilities and the payment of the liquidation preference of any outstanding preferred stock; and

•

The holders of common stock have no preemptive or other subscription rights to purchase shares of our stock, and are not entitled to the benefits of any redemption or sinking fund provisions.

Preferred Stock

The board may issue from time to time, one or more classes of preferred stock, in one or more series, each with liquidation preferences, voting rights, anti-dilution protections, pre-emptive rights or other rights, benefits or privileges that are superior, equal or inferior to the rights, preferences and privileges of the holders of common stock and, that could have the effect of preventing or delaying a change of control, or that would dilute the benefits and rights given to common stock holders in the event of a change of control or in the event of a liquidation.  In addition, preferred stock holders may be given rights to veto or approve certain matters without consent of other stockholders or to appoint one or more directors and to approve or disapprove of certain contracts. Currently, the Board has not designated any shares or series of preferred stock and has no present intentions to designate or issue such shares.

Dissenter’s Rights

Pursuant to the NRS, stockholders of our common stock are not entitled to dissenters' rights of appraisal with respect to the authorization of the new class of preferred stock or the increase of our authorized common stock from 100,000,000 shares to 300,000,000 shares.

Dividends

We have not declared or paid cash dividends or made distributions in the past, and we do not anticipate paying cash dividends or making distributions in the foreseeable future.  We currently intend to retain and reinvest future earnings, if any, in order to finance our operations.

INTEREST OF CERTAIN PERSONS IN

OR IN OPPOSITION TO THE INCREASE IN CAPITALIZATION

            Management does not believe that any person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, or has been an associate of any director or officer of the Company at any time since the beginning of the last fiscal year, has a substantial interest, direct or indirect, by security holdings or otherwise, in adoption of the Amendment that is not shared with all other stockholders of the Company.  No director or stockholder has informed the Company in writing that he intends to oppose the adoption of the Amendment.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding Common Stock beneficially owned on the date of this filing for (i) each stockholder known by us to be the beneficial owner of five (5%) percent or more of our issued and outstanding Common Stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. As of the date of the filing of this registration statement, there were 3,925,855 shares of our Common Stock issued and outstanding.

Name and Address

Amount and Nature of

    of Beneficial

         Beneficial

    Percent of

       Owner

       Ownership (1)

       Class

---------------------

------------------------

 ----------------

Derick Sinclair

1,000,000

     25%

1550 Ostler Court

N. Vancouver, B.C.

Canada V7G  2P1

--------------------------------------------------------------------------------------------------------------------

Officers and Directors

as a Group (1 person)

 1,000,000

     25%

(1)  In general, a person is considered a beneficial owner of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within (60) days.

There are currently no options, warrants, rights or other securities conversion privileges granted to our officers, directors or beneficial owners and no plans to issue any such rights in the future.

FINANCIAL AND OTHER INFORMATION

Incorporation of Information By Reference To Securities Filings

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms, including its public reference room located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.  You may also obtain these materials upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W. Washington D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms.  Our public filings are also available at the Internet web site maintained by the SEC for issuers that file electronically with the SEC through EDGAR.

The SEC allows us to “incorporate by reference” certain information into this Information Statement. This means that we can satisfy our disclosure requirements to you by referring you to another document we have filed with the SEC.  Upon receipt of written request by you, we will forward copies of all information incorporated by reference herein to you.  The information incorporated by reference is deemed to be part of this document except for any information superseded by information in this document.  Upon receipt of written request by you, we will forward all information incorporated by reference herein to you.

We are incorporating by reference from our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, the sections titled “Management’s Discussion and Analysis on Financial Condition and Results of Operation” and  “Financial Statements and Supplementary Data.”

In addition, we are incorporating by reference our Quarterly Report on Form 10-QSB for the period ended March 31, 2006.

Delivery of Documents and Householding

The SEC has adopted rules that permit companies and intermediaries such as brokers, to satisfy the delivery requirements for information statements with respect to two or more securityholders sharing the same address by delivering a single information statement addressed to those securityholders.  This process, which is commonly referred to as “householding,” provides potentially extra convenience for stockholders, is environmental friendly, and represents cost savings for companies.

For this Information Statement, a number of brokers with account holders who are the Company’s stockholders will be “householding” this Information Statement and the documents incorporated by reference that we are enclosing with the Information Statement. A single Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the effected stockholders.  Once you have received notice from your broker or from the Company that either of them will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

If at any time, you no longer wish to participate in “householding” and would prefer to receive separate periodic reports, or if you currently receive multiple copies of the Information Statement or other periodic reports at your address and would like to request “householding” by the Company, please notify your broker if your shares are not held directly in your name.  If you own your shares directly rather then through a brokerage account, you should direct your written request directly to the Corporate Secretary, Tactical Air Defense Services, Inc., 1550 Ostler Court, North Vancouver, B.C. Canada V7G 2P1.

APPENDIX A

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation: Tactical Air Defense Services, Inc.

2.  The articles have been amended as follows (provide article numbers, if available):

Article IV is restated in its entirety to be and read: Section 4.01 The total number of shares of stock which the Corporation shall have authority to issue is Three Hundred Fifty Million (350,000,000), of which Three Hundred Million (300,000,000) are common stock, par value $.001 per share and Fifty Million (50,000,000) are preferred stock, par value $.001 per share.

Notwithstanding the foregoing, these Articles hereby vest the board of directors of the Corporation with such authority as may be necessary to prescribe such classes, series and numbers of each class or series of stock. In addition the board is hereby vested with such authority as may be necessary from time to time to prescribe the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock created. (continued on Exhibit A)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 2,458,791 .*

4.  Effective date of filing (optional):_________________________________________________
                                                             (must not be later than 90 days after the certificate is filed)

5.  Officer Signature (required):____________________________________________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	. Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 09/29/05

NV009 - 12/12/2005 C T System Online

EXHIBIT A

All classes of stock may be issued from time to time without action by the stockholders.

Authority is hereby expressly vested in the board of directors of the corporation, subject to the provisions of this Article IV and to the limitations prescribed by law, to authorize the issue from time to time of one or more series of preferred stock and with respect to each such series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the voting powers, full or limited, if any, of the shares of such series, the voting powers, full or limited, if any, of the shares of such series and the  designations, preferences  and  relative, participating, optional or other  special rights and the qualifications, limitations or restrictions thereof. The authority of the board of  directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

(a)  The number of shares constituting the series and the designation of such series;

(b) The dividend rate on the shares of such series,  the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the   dividends payable on any other class or classes or series of the corporation's capital   stock,  and whether such dividends shall be cumulative or non-cumulative;

(c) Whether the shares of such series shall be subject to redemption by the corporation at the option of either the corporation or the holder or both or upon  the  happening  of a    specified  event, and, if made subject to any such redemption,  the times or events, prices and other terms and conditions of such redemption;

(d)  The terms and amount of any sinking fund provided for the purchase or redemption  of the shares of such series;

(e) Whether or not the shares of such series shall be convertible into or  exchangeable for, at the  option  of  either  the  holder  or the corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of the corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates adjustments, and other terms and conditions of such conversions or exchanges;

(f) The restrictions, if any, on the issue or reissue of any additional preferred stock;

(g) The rights of the  holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h) The provisions as to voting, optional and/or other special rights and preferences, if any.

Dividends on outstanding shares of preferred stock shall be paid or declared and set apart for payment  before any  dividends  shall be paid or declared  and set apart for payment on the common stock with respect to the same dividend period.

If upon any voluntary or involuntary  liquidation, dissolution or winding up of the  corporation,  the assets available for distribution to holders of shares of preferred stock of all series shall be insufficient to pay such holders the full preferential amount to which  they are  entitled,  then such  assets  shall be distributed ratably among the shares of all  series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

Article X. of the Certificate of Incorporation is hereby restated in its entirety to be and read as follows:

"X.    No Preemptive Rights. Unless otherwise determined by the board of directors, holders of the stock of the corporation shall not have any preference,  preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the corporation, nor to any right of subscription thereto."